UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2006

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Commerce Street

Montgomery, Alabama 36104

(Address of principal executive offices)

(334) 240-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 22, 2006, the Registrant’s bank subsidiary, Colonial Bank, N.A. (“Colonial”), Colonial’s subsidiary MWL Funding, Inc., Citicorp North America, Inc. (“CNAI”) and certain of CNAI’s affiliates entered into Amendment No. 3 to the Warehouse Loan Purchase Agreement (the “Loan Purchase Agreement”) dated as of March 23, 2005 (as amended on September 29, 2005 and March 21, 2006). The Loan Purchase Agreement and the two aforementioned amendments were filed on the Registrant’s Current Reports on Form 8-K dated March 25, 2005, September 29, 2005 and March 22, 2006, respectively. The Loan Purchase Agreement and the two previous amendments collectively provide for a purchase facility of up to $1.5 billion through the sale and securitization of Colonial’s mortgage warehouse assets and has a “Commitment Termination Date” of March 21, 2007. The securitization transaction is intended to enhance the liquidity of Colonial and the Registrant.

The Amendment No. 3 to the Warehouse Loan Purchase Agreement dated August 22, 2006 increases the facility to $2 billion and makes certain definitional changes affecting administration of the facility. The form of the amendment to the Loan Purchase Agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Form of Amendment No. 3 Dated as of August 22, 2006 to Warehouse Loan Purchase Agreement Dated as of March 23, 2005 and amended as of September 29, 2005 and March 21, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE COLONIAL BANCGROUP, INC.

By:	/s/ T. BRENT HICKS	Date: August 22, 2006
T. Brent Hicks
Chief Accounting Officer